Exhibit 99.1

Advanced Photonix Reports 10% First Quarter Revenue Growth and Positive EBITDA

Company Reiterates Guidance of 20% Growth in Revenues for 2015

Company Achieves Positive EBITDA in First Quarter

ANN ARBOR, Mich., August 11, 2014/ PRNewswire/ -- For over 26 years Advanced Photonix® (NYSE MKT: API) (the Company, we, us or our), has been a leading supplier of opto-electronic sensors, devices and instrumentation used by the Test and Measurement, Process Control, Medical, Telecommunication and Homeland Security markets, today reported revenue growth and positive EBITDA for the first fiscal quarter of 2015.

Financial Highlights for the First Quarter Ended June 27, 2014

●	Net sales for the quarter were $7.7 million, an increase of $585,000 or 8% from the first quarter ended June 28, 2013. Sequentially, revenues were up 10% relative to the fourth quarter of fiscal 2014.

●

Gross profit margin for Q1 2015 was 38% of sales compared to 41% for the first quarter ended June 28, 2013. The decrease in gross profit percent was due to the completion of certain Terahertz development contracts in fiscal 2014, which have not yet been fully replaced.

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Current quarter GAAP net loss was $268,000 or $0.01 per diluted share, as compared to a quarterly net loss of $925,000, or $0.03 per diluted share for the quarter ended June 28, 2013 and a net quarterly loss of $1.1 million in the fourth quarter of 2014.

●	The Non-GAAP net loss for the first quarter of fiscal 2015 was $3,000 or $.00 per diluted share, as compared to a Non-GAAP loss of $403,000, or $.01 per diluted share, for the first quarter last year.

●

Adjusted EBITDA (which is defined as GAAP earnings before interest, taxes, depreciation, amortization and stock compensation), was a positive $268,000 for the first quarter of fiscal 2015 as compared to negative adjusted EBITDA of $68,000 for the quarter ended June 28, 2013 and the negative adjusted EBITDA of $593,000 in the fourth quarter of 2014, a $861,000 sequential improvement.

Operating Expenses

The Company’s total operating expenses for the quarter were $3.1 million, down approximately $393,000 from the prior year quarter due primarily to cost reduction measures. Total operating expenses were 40% of sales compared to 49% for the first quarter last year.

Balance Sheet

The Company finished the quarter with $1.4 million in cash compared to $120,000 as of March 31, 2014 given the receipt in June 2014 of $2.9 million in net proceeds from a firm underwritten placement of 6.2 million shares by B Riley and Co. In addition to the cash on hand, the Company had access to approximately $3.2 million in additional funds available on the Company’s line of credit at quarter end. Net working capital as of June 27, 2014 was $4.6 million.

Richard Kurtz, Chief Executive Officer commented, “We are excited to see the top line growing again and a return to positive EBITDA. Our high-speed optical receiver (HSOR) product platform achieved sales of $3.7 million in the quarter as customers demanded a record volume of 100G optical receivers. Investments made in the past several years in our HSOR product platform are driving profitable growth this fiscal year and investments made in our Terahertz product platform are beginning to show traction in the industrial process control and quality markets. We reiterate our guidance to grow our fiscal year 2015 revenues by more than 20% from last year given the ramp we are seeing in our three primary markets; Test and Measurement, Telecommunications and Military/Aerospace.”

2925 Boardwalk • Ann Arbor, MI 48104 • (734) 864-5600 • Fax (734) 998-3474

Conference Call

Participating in the call will be Richard Kurtz (CEO and Director), Rob Risser (COO and Director), and Jeff Anderson (CFO). The conference call will be webcast live and will be accessible at http://www.videonewswire.com/event.asp?id=100218. Participants can dial into the conference call at 877.870.4263 (412.317.0790 for international and 855.669.9657 for Canada). The conference call will end with a question and answer period. Alternatively, an archived version of the conference call will be available shortly following the conclusion of the live call in the Investors section of API's website at www.advancedphotonix.com.

About Advanced Photonix, Inc.

Advanced Photonix, Inc.® (NYSE MKT: API) is a leading supplier of optoelectronic sensors, devices and instruments used by Test and Measurement, Process Control, Medical, Telecommunication and Homeland Security markets. The company has three product lines: Optosolutions focuses on enabling manufacturers to measure physical properties, including temperature, particular counting, color, and fluorescence for Medical, Homeland Security and Process Control applications. The Terahertz sensor product line is targeted to the Process Control, to enable quality control, and Security markets through nondestructive testing. The T-Gauge® sensor can measure subsurface physical properties, like multi-layers thicknesses, density, moisture content, anomaly detection and some chemical features, online and in real time. High-Speed Optical Receiver (HSOR) products are used by the telecommunication market in both telecommunication equipment and in test and measurement equipment utilized in the manufacturing of telecommunication equipment. For more information visit us on the web at www.advancedphotonix.com.

Forward-looking Statements:

The information contained herein includes forward looking statements that are based on assumptions that management believes to be reasonable but are subject to inherent uncertainties and risks including, but not limited to, unforeseen technological obstacles which may prevent or slow the development and/or manufacture of new products; potential problems with the integration of the acquired company and its technology and possible inability to achieve expected synergies; obstacles to successfully combining product offerings and lack of customer acceptance of such offerings; limited (or slower than anticipated) customer acceptance of new products which have been and are being developed by the Company; and a decline in the general demand for optoelectronic products; and the risk factors listed from time to time in the Company’s’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any subsequent SEC filings. The Company assumes no obligation to update forward-looking statements contained in this release to reflect new information or future events or developments.

 2925 Boardwalk • Ann Arbor, MI 48104 • (734) 864-5600 • Fax (734) 998-3474

CONDENSED CONSOLIDATED BALANCE SHEET

ASSETS	March 31, 2014	June 27, 2014
Current assets
Cash and cash equivalents	$120,000	$1,433,000
Receivables, net	5,085,000	5,013,000
Inventories	4,749,000	4,685,000
Prepaid expenses and other current assets	444,000	732,000
Total current assets	10,398,000	11,863,000
Equipment and leasehold improvements, net	2,144,000	1,930,000
Goodwill	4,579,000	4,579,000
Net intangible assets, including patents	2,942,000	2,772,000
Other assets	138,000	190,000
Total assets	$20,201,000	$21,334,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$4,113,000	$3,465,000
Accrued compensation	701,000	916,000
Current portion of long-term debt – bank term loan	306,000	250,000
Current portion of long-term debt – bank line of credit	2,147,000	1,294,000
Current portion of long-term debt – PFG	714,000	714,000
Current portion of long-term debt – MEDC/MSF	654,000	654,000
Current portion of capital lease	20,000	16,000
Total current liabilities	8,655,000	7,309,000
Long term debt, net of debt discount and current portion – PFG	794,000	653,000
Long-term debt, capital lease	36,000	34,000
Warrant liability	409,000	364,000
Total liabilities	9,894,000	8,360,000

Shareholders' equity
Class A common stock, $.001 par value, 100,000,000 shares authorized; June 27, 2014 – 37,381,413 shares issued and outstanding; March 31, 2014 – 31,203,213 shares issued and outstanding	31,000	37,000
Additional paid-in capital	58,752,000	61,681,000
Accumulated deficit	(48,476,000)	(48,744,000)
Total shareholders' equity	10,307,000	12,974,000
Total liabilities and shareholders' equity	$20,201,000	$21,334,000

2925 Boardwalk • Ann Arbor, MI 48104 • (734) 864-5600 • Fax (734) 998-3474

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	Three months ended
	June 28, 2013	June 27, 2014
Sales, net	$7,078,000	$7,663,000
Cost of products sold	4,151,000	4,744,000
Gross profit	2,927,000	2,919,000

Operating expenses
Research, development and engineering	1,492,000	1,009,000
Sales and marketing	587,000	570,000
General and administrative	1,124,000	1,276,000
Amortization	250,000	205,000
Total operating expenses	3,453,000	3,060,000
Loss from operations	(526,000)	(141,000)

Other income (expense)
Net interest expense	(160,000)	(181,000)
Change in fair value of warrant liability	(196,000)	45,000
Other income (expense)	(43,000)	9,000
Total other income (expense)	(399,000)	(127,000)
Loss before benefit from income taxes	(925,000)	(268,000)

Benefit from income taxes	--	--

Net loss	$(925,000)	$(268,000)

Basic and diluted loss per share	$(0.03)	$(0.01)

Weighted average common shares outstanding	31,198,000	32,642,000

Non-GAAP Financial Measures

The Company provides Non-GAAP Net Income, EBITDA and adjusted EBITDA as supplemental financial information regarding the Company's operational performance. These Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Non-GAAP Net Income, EBITDA and adjusted EBITDA should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from similar measures used by other companies. Reconciliation of Non-GAAP Net Income, EBITDA and adjusted EBITDA to GAAP net income and loss are set forth in the financial schedule section below.

2925 Boardwalk • Ann Arbor, MI 48104 • (734) 864-5600 • Fax (734) 998-3474

 RECONCILIATION OF NON-GAAP LOSS TO GAAP LOSS

	June 28, 2013	June 27, 2014
Net loss	$(925,000)	$(268,000)
Adjustments:
Change in warrant fair value	196,000	(45,000)
Amortization - intangibles/patents	250,000	205,000
Non-cash interest expense	47,000	84,000
Stock compensation expense	29,000	21,000
Subtotal	522,000	265,000
Non-GAAP loss	$(403,000)	$(3,000)

Basic and diluted loss per share	$(0.01)	$(0.00)

Weighted average common shares outstanding	31,198,000	32,642,000

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO GAAP LOSS

	June 28, 2013	June 27, 2014
Net loss	$(925,000)	$(268,000)
Adjustments:
Net interest expense (income)	160,000	181,000
Warrant fair value adjustment	196,000	(45,000)
Depreciation expense	222,000	174,000
Amortization	250,000	205,000
Subtotal	828,000	515,000
EBITDA	$(97,000)	$247,000
Stock compensation	29,000	21,000
Adjusted EBITDA	$(68,000)	$268,000

CONTACT: ir@advancedphotonix.com

SOURCE: Advanced Photonix, Inc.

RELATED LINKS: http://www.advancedphotonix.com

2925 Boardwalk • Ann Arbor, MI 48104 • (734) 864-5600 • Fax (734) 998-3474